August 18, 2003



The Board of Directors of Each of
GrafTech International Ltd.
GrafTech Finance Inc.
GrafTech Global Enterprises Inc.
UCAR Carbon Company Inc.
UCAR Carbon Technology LLC
UCAR Holdings V Inc.
UCAR Holdings III Inc.
UCAR International Trading Inc.
c/o GrafTech International Ltd.
         Brandywine West
         1521 Concord Pike, Suite 301
         Wilmington, Delaware 19803

Ladies and Gentlemen:

                  We have acted as special counsel to GrafTech International Ltd., a Delaware corporation ("GrafTech"), GrafTech Finance Inc., a Delaware corporation ("Finance"), GrafTech Global Enterprises Inc., a Delaware corporation ("Global"), UCAR Carbon Company Inc., a Delaware corporation ("Carbon"), UCAR Carbon Technology LLC, a Delaware limited liability company ("Technology"), UCAR Holdings V Inc. (formerly UCAR Composites Inc.), a California corporation ("Holdings V"), UCAR Holdings III Inc., a Delaware corporation ("Holdings III"), and UCAR International Trading Inc., a Delaware corporation ("Trading" and, together with GrafTech, Finance, Global, Carbon, Technology, Holdings V, and Holdings III, the "Registrants"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $175,000,000 aggregate maximum offering price of: (i) shares of common stock, par value $0.01 per share, of GrafTech (the "Common Stock"); (ii) shares of preferred stock, par value $0.01 per share, of GrafTech (the "Preferred Stock"); (iii) debt securities issued by one or more of the Registrants (the "Debt Securities"), which may be issued pursuant to one or more indentures, including supplemental indentures (the "Indenture") between such Registrant or

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Registrants and a trustee to be named; (iv) guarantees by one or more of the
Registrants (the "Guarantees") of Debt Securities issued by one or more of the other Registrants; (v) depositary shares (the "Depositary Shares") representing interests in shares of Preferred Stock, to be evidenced by depositary receipts issued pursuant to a deposit agreement (the "Deposit Agreement"); (vi) warrants (the "Warrants") to purchase Common Stock, Preferred Stock, Debt Securities (including any related Guarantees) and Depositary Shares (collectively with the Warrants, the "Securities"); (vii) purchase contracts for the purchase of Securities (the "Purchase Contracts"); and (vii) units (the "Units") consisting of a Purchase Contract and a pledge of collateral security for the purchaser's obligation to purchase Securities under the Purchase Contract. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Securities, the Purchase Contracts and the Units contemplated by the Registration Statement.

                  We have examined: the Certificate or Articles of Incorporation (or equivalent thereof) and By-Laws (or equivalent thereof) of each of the Registrants, in each case as amended and restated through the date hereof; minutes of the corporate proceedings of each of the Registrants through the date hereof, in each case as made available to us by officers of each of the Registrants; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; an executed copy of the Rights Agreement dated August 7, 1998 between GrafTech and Computershare Investor Services, LLC, as amended; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of our examination, we have assumed that all documents required to be duly authorized, executed and delivered by a party or parties other than the Registrants have been duly authorized, executed and delivered by such party or parties. In addition, we have assumed the genuineness of all signatures, the authenticity of all originals, the conformity to originals of all copies, the authenticity of the originals of such copies and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of each of the Registrants.

                  We express no opinion with respect to the enforceability of any agreement, contract or document or any provision thereof: (i) to the extent that such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or conveyance or similar state or federal laws, judicially developed doctrines affecting the rights and remedies of creditors generally or general principles of equity (including commercial reasonableness, good faith and fair dealing and the requirement that the right, remedy or penalty sought be proportionate to the breach, default or injury), regardless of whether enforceability is sought in a proceeding at law or in equity; (ii) providing for specific performance, injunctive relief or other equitable remedies (including any provision that limits the availability of such equitable remedies), regardless of whether such enforceability is sought in a proceeding in equity or at law; (iii) providing for indemnification and contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws; (iv) requiring any waiver of stay or extension laws, diligent performance or other acts that may be unenforceable under principles of public policy; (v) to the extent that such enforceability may be subject to, or affected by, compliance with, and limitations imposed by, procedural

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requirements relating to the exercise of remedies; or (vi) providing for a choice of law, jurisdiction or venue (and we have assumed that such provisions will be enforced).

                  We express no opinion concerning any law of any jurisdiction other than (i) the laws of the States of New York and Connecticut, (ii) the federal laws of the United States of America and (iii) with respect to the Registrants (except for Holdings V), the General Corporation Law of the State of Delaware and, for Holdings V, the General Corporation Law of the State of California. Without limiting the foregoing, we express no opinion with respect to the applicability or the effect of the laws of any other country, province, state, municipality or jurisdiction or any rules, regulations or orders of any governmental or regulatory authorities, bodies or agencies within any country, province, state, municipality or jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When necessary corporate action on the part of GrafTech has been taken to authorize the issuance and sale of shares of Common Stock, and when such shares of Common Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

                 2. When necessary corporate action on the part of GrafTech has been taken to authorize the issuance and sale of shares of a series of Preferred Stock, including the designation of such series of Preferred Stock by the Board of Directors of GrafTech and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

                3. When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, when necessary corporate action on the part of the relevant Registrant or Registrants has been taken to authorize the issuance and sale of a series of Debt Securities and any related Guarantees, including authorization thereof in accordance with the Indenture and when the Indenture, such Debt Securities and Guarantees, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities and Guarantees will constitute valid and binding obligations of the relevant Registrant or Registrants, enforceable in accordance with their respective terms.

                4. When necessary corporate action on the part of the relevant Registrant or Registrants has been taken to authorize the issuance and sale of a series of Depositary Shares, when the Deposit Agreement and such Depositary Shares, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement and when the relevant shares of a series of Preferred Stock have been duly authorized, issued, paid for and delivered thereunder,


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such Depositary Shares will be valid and binding instruments of the relevant depository, enforceable in accordance with their terms.

                5. When necessary corporate action on the part of the relevant Registrant or Registrants has been taken to authorize the issuance and sale of Warrants, when a warrant agreement and such Warrants, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with such warrant agreement and the applicable underwriting or other agreement, and when the relevant warrant certificates have been duly authorized, issued, paid for and delivered thereunder, such Warrants will be valid and binding instruments of the relevant Registrant or Registrants, enforceable in accordance with their terms.

               6. When necessary corporate action on the part of the relevant Registrant or Registrants has been taken to authorize the issuance and sale of Purchase Contracts, when a purchase contract agreement, pledge agreement and such Purchase Contracts, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with such purchase contract agreement and the applicable pledge or other agreement and when the relevant Purchase Contacts have been duly authorized, issued, paid for and delivered thereunder, such Purchase Contracts will be valid and binding instruments of the relevant Registrant or Registrants, enforceable in accordance with their terms.

              7. When necessary corporate action on the part of the relevant Registrant or Registrants has been taken to authorize the issuance or sale of Units, when a unit agreement and the securities underlying such Units, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with such unit agreement and the applicable underwriting or other agreement and when the Units have been duly authorized, issued, paid for and delivered thereunder, such Units be valid and binding instruments of the relevant Registrant or Registrants, enforceable in accordance with their terms.

                  In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, Purchase Contract or Unit, (i) the Board of Directors shall have duly established the terms of such Security, Purchase Contract or Unit and duly authorized the issuance and sale thereof and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security, Purchase Contract or Unit; and (iv) none of the terms of any Security, Purchase Contract, or Unit to be established subsequent to the date hereof nor the issuance and delivery thereof or the compliance by a Registrant with the terms thereof will violate any law or will result in a violation of any provision of any contract, agreement or instrument then binding upon such Registrant or any restriction imposed by any court or any governmental or regulatory authority, agency or body having jurisdiction over such Registrant.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal


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Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon by or furnished to any other person without our prior written consent. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

                                        Very truly yours,

                                        KELLEY DRYE & WARREN LLP


                                        By: /s/ M. Ridgway Barker
                                           ------------------------------------
                                                A Partner